UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2023

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.
On September 14, 2023, DigitalBridge Group, Inc. (the “Company”) announced the completion of the DataBank recapitalization. The Company received gross cash proceeds of $50 million in the final closing, bringing the Company’s total gross cash proceeds from the recapitalization (inclusive of prior closings) to $479 million and the Company’s ownership percentage in DataBank to 9.87%.

Upon closing of the recapitalization, the Company reconsidered its consolidation assessment and determined that it no longer holds a controlling financial interest in DataBank. As a result, for the third quarter of 2023, DataBank’s operating results will be included in the Company’s Operating segment through the date of closing and subsequent to that date, DataBank will be deconsolidated from the Company’s consolidated financial statements. Following deconsolidation, DigitalBridge’s consolidated financial statements will no longer include the operating results and assets and liabilities of DataBank in their entirety, but reflect only the Company’s interest in DataBank. The Company’s remaining ownership interest in DataBank will be held under Investments on the Company’s balance sheet, with the Company’s share of future changes in the fair value of DataBank reflected in Principal Investment Income on the Company’s income statement, consistent with the accounting treatment of DigitalBridge’s GP interests in its commingled funds.

A copy of the Company’s press release announcing the completion of the recapitalization is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the anticipated accounting treatment resulting from the DataBank recapitalization, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated September 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2023	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer